Exhibit 18 under Form N-1a
                          Exhibit No. 99 under Item 601/Reg SK

                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of RIMCO MOMUMENT FUNDS and the Deputy General Counsel of Federated Investors, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                    TITLE                          DATE





/s/ John F. Donahue           Chairman and TrusteeSeptember 28, 1995
John F. Donahue               (Chief Executive
                              Officer)



/s/ Edward C. Gonzales        President, TreasurerSeptember 28, 1995
Edward C. Gonzales            and Trustee (Principal
                              Financial and
                              Accounting Officer)


/s/ Thomas G. Bigley                              September 28, 1995
Thomas G. Bigley




/s/ Thomas T. Conroy, Jr.                         September 28, 1995
John T. Conroy, Jr.




/s/ William J. Copeland                           September 28, 1995
William J. Copeland




SIGNATURES                    TITLE                          DATE




/s/ James E. Dowd                                September 28, 1995
James E. Dowd



/s/ Lawrence D. Ellis, M.D.                       September 28, 1995
Lawrence D. Ellis, M.D.



/s/ Edward L. Flaherty, Jr.                       September 28, 1995
Edward L. Flaherty, Jr.



/s/ Peter E. Madden                               September 28, 1995
Peter E. Madden



/s/ Gregor F. Meyer                               September 28, 1995
Gregor F. Meyer



/s/ John E. Murray, Jr.                           September 28, 1995
John E. Murray, Jr.



/s/ Wesley W. Posvar                              September 28, 1995
Wesley W. Posvar

/s/ Marjorie P. Smuts                             September 28, 1995
Marjorie P. Smuts




Sworn to and subscribed before me this 28th day of September, 1995




/s/ Marie M. Hamm
Notarial Seal
Marie M. Hamm, Notary Public
Plum Boro, Allegheny County
My Commission Expires Sept. 16, 1996